Exhibit 3.76

CERTIFICATE OF FORMATION

OF

MESQUITE HMA GENERAL, LLC

The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

FIRST:	The name of the limited liability company is Mesquite HMA General, LLC (the “Company”).

SECOND:	The address of the Partnership’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 22nd day of February, 2002.

Authorized Person:

/s/ Timothy R. Parry
Timothy R. Parry, Esq. Senior Vice President and General Counsel Health Management Associates, Inc. 5811 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108-2710

CERTIFICATE OF MERGER

OF

MESQUITE HMA LIMITED, LLC

INTO

MESQUITE HMA GENERAL, LLC

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executes the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Mesquite HMA General, LLC, a Delaware limited liability company, and the name of the limited liability company being merged into this surviving limited liability company is Mesquite HMA Limited, LLC, a Delaware limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company of the merger is Mesquite HMA General, LLC.

FOURTH: The Agreement of Merger is on file at the office of the surviving limited liability company, the address of which is 5811 Pelican Bay Blvd., Suite 500, Naples, Florida 34108.

FIFTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the constituent limited liability companies.

SIXTH: The merger shall be effective upon the filing of this Certificate in the office of the Secretary of State of the State of Delaware.

Dated: August 31, 2009

Mesquite HMA General, LLC

By:	/s/ Timothy R. Parry
Timothy R. Parry, Senior Vice President